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                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this current report on Form 8-K under the Securities Exchange Act of 1934 of FPA Medical management, Inc. ("FPA") of our report dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. for the year ended December 31, 1993 appearing in Registration Statement No. 333-13535 of FPA on Form S-4 under the Securities Act of 1933.


/s/ Stevenson, Jones & Holmaas, P.C.

STEVENSON, JONES & HOLMAAS, P.C.
Tucson, Arizona
November 8, 1996